CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Samson Oil & Gas Limited (the “Company”) on Form 20-F for the fiscal year ended June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Terence M. Barr
Terence M. Barr
President, Chief Executive Officer and Managing Director
December 18, 2008

A signed original of this written statement required by Section 906 has been provided to Samson Oil & Gas Limited  and will be retained by Samson Oil & Gas Limited and furnished to the Securities and Exchange Commission or its staff upon request.